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                                   EXHIBIT 99

                          Codorus Valley Bancorp, Inc.
                      Press Release dated October 16, 2006

             CODORUS VALLEY BANCORP, INC. REPORTS INCREASED EARNINGS
                           AND DIVIDEND DECLARATIONS

      FOR IMMEDIATE RELEASE -- York, Pennsylvania (October 16, 2006) -- Codorus Valley Bancorp, Inc. (Nasdaq: CVLY), the parent company of PeoplesBank, today announced increased earnings of $1,407,000 or $.40 per share ($.39 diluted) for the quarter ended September 30, 2006. This represents a 10% increase over the $1,283,000 or $.37 per share ($.36 diluted) earned for the same quarter of 2005. For the first nine months of 2006, earnings were $4,191,000 or $1.20 per share ($1.18 diluted), or 17% greater than the $3,596,000 or $1.04 per share ($1.02 diluted) earned for the same period in 2005. Earnings for both periods were positively impacted by an increase in net interest income from loan growth, loan fees and higher yields on variable rate business loans. An increase in noninterest income from wealth management and deposit services also contributed. Increases in net interest income and noninterest income more than offset an increase in noninterest expense, which was attributable in part to corporate expansion, principally in 2005, and normal business growth.

      In addition, the Company announced that the Board of Directors declared a regular quarterly cash dividend of $.135 per share, payable on or before November 14, 2006, to shareholders of record October 24, 2006. Cash dividends for 2006, as adjusted, will total $.49 per share, which is an increase of $.04 or 9% above 2005. Based on the continued strong financial performance of the company, the Board of Directors also announced earlier that it had declared a special 5 percent stock dividend, payable on or before December 7, 2006, to shareholders of record October 24, 2006.

      Larry J. Miller, President and Chief Executive Officer, commented, "In today's competitive interest rate environment, we are quite pleased with the results achieved this quarter as we've remained focused on executing our strategic plan. Our Board of Directors and Leadership Team appreciate the investment our shareholders have made in this Company and the confidence they have placed in us. We are also most pleased to have generated increased earnings and rewarded our shareholders with increased cash and stock dividends."

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      Codorus Valley achieved a historic financial milestone in the second quarter of this year when total assets exceeded one-half billion dollars. On September 30, 2006, total assets were approximately $524 million, representing a $75 million or 17% increase above September 30, 2005. Asset growth occurred primarily in business and consumer loans, which were funded by strong deposit growth. Additional detailed financial information is provided in the Financial Highlights section of this Press Announcement.

      Codorus Valley Bancorp, Inc. is a financial services holding company headquartered at the Codorus Valley Corporate Center, 105 Leader Heights Road, York, Pennsylvania. Codorus Valley primarily operates through its financial services subsidiary, PeoplesBank, a Codorus Valley Company. PeoplesBank provides a full range of business and consumer banking services through fourteen financial centers located throughout York County, Pennsylvania and a loan production office in Towson, Maryland. Mortgage banking, wealth management, insurance, trust, and real estate settlement services are also offered by the company. Additional information is available on the bank's website at www.peoplesbanknet.com.

Management of Codorus Valley Bancorp, Inc. has made forward-looking statements in this Press Announcement. These forward-looking statements are subject to risks and uncertainties. Forward-looking statements include information concerning possible or assumed future results of operations of the corporation and its subsidiaries. When words such as "believes," "expects," "anticipates," or similar expressions occur in this Press Announcement, management is making forward-looking statements. Note that many factors could affect the future financial results of the corporation and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in the forward-looking statements contained in this Press Announcement.

       QUESTIONS OR COMMENTS CONCERNING THIS PRESS ANNOUNCEMENT SHOULD BE
                           DIRECTED TO THE FOLLOWING:

            Larry J. Miller                           Jann A. Weaver
   Vice-Chairman, President, and CEO                     Treasurer
      Codorus Valley Bancorp, Inc.             Codorus Valley Bancorp, Inc.
              717-747-1500                             717-747-1502
              888-846-1970                             888-846-1970
       lmiller@peoplesbanknet.com               jweaver@peoplesbanknet.com

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             Condensed Consolidated Statements of Income (Unaudited)
                (in thousands of dollars, except per share data)

                                        Three months ended             Nine months ended
                                          September 30,                   September 30,
                                        2006           2005           2006           2005
                                     ----------     ----------     ----------     ----------
Interest income                      $    8,658     $    6,543     $   24,395     $   18,414
Interest expense                          4,123          2,386         10,719          6,414
                                     ----------     ----------     ----------     ----------
   Net interest income                    4,535          4,157         13,676         12,000
Provision for loan losses                   145            150            500            525
Noninterest income                        1,237          1,158          3,848          3,535
Loss on sale of securities                    0              0              0            (86)
Gain on sale of mortgages                    61            136            210            278
Noninterest expense                       3,780          3,567         11,543         10,378
                                     ----------     ----------     ----------     ----------
   Income before income taxes             1,908          1,734          5,691          4,824
Income taxes                                501            451          1,500          1,228
                                     ----------     ----------     ----------     ----------
   Net income                        $    1,407     $    1,283     $    4,191     $    3,596
                                     ==========     ==========     ==========     ==========
Basic earnings per share             $     0.40     $     0.37     $     1.20     $     1.04
Diluted earnings per share           $     0.39     $     0.36     $     1.18     $     1.02

            Condensed Consolidated Statements of Financial Condition
                            (in thousands of dollars)

                                                      September 30,   December 31,    September 30,
                                                          2006            2005            2005
                                                       (Unaudited)     (Audited)       (Unaudited)
                                                      -------------   ------------    -------------
Cash and short term investments                       $     25,970    $    12,085     $     14,278
Investment securities                                       75,265         69,664           72,086
Loans                                                      398,649        369,631          338,571
Allowance for loan losses                                   (2,969)        (2,538)          (2,277)
Premises and equipment, net                                 10,703         10,962           10,888
Other assets                                                16,779         16,248           15,973
                                                      ------------    -----------     ------------
   Total assets                                       $    524,397    $   476,052     $    449,519
                                                      ============    ===========     ============
Deposits                                              $    433,420    $   385,154     $    369,370
Borrowed funds                                              45,743         49,493           39,642
Other liabilities                                            3,106          2,676            2,257
Shareholders' equity                                        42,128         38,729           38,250
                                                      ------------    -----------     ------------
   Total liabilities and shareholders' equity         $    524,397    $   476,052     $    449,519
                                                      ============    ===========     ============

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                       Selected Financial Data (Unaudited)

                                                              Quarterly                          Year-to-Date
                                            ----------------------------------------------   --------------------
                                             2006     2006      2006      2005      2005        September 30,
                                            3rd Qtr  2nd Qtr   1st Qtr   4th Qtr   3rd Qtr     2006        2005
                                            -------  -------   -------   -------   -------   --------    --------
Earnings and Per Share Data (1)
  (in thousands, except per share data)
  Net income                                $ 1,407  $ 1,423   $ 1,361   $ 1,021   $ 1,283   $  4,191    $  3,596
  Basic earnings per share                  $  0.40  $  0.41   $  0.39   $  0.29   $  0.37   $   1.20    $   1.04
  Diluted earnings per share                $  0.39  $  0.40   $  0.38   $  0.29   $  0.36   $   1.18    $   1.02
  Cash dividends per share                  $ 0.124  $ 0.118   $ 0.118   $ 0.118   $ 0.113   $  0.360    $  0.329
  Book value per share                      $ 12.04  $ 11.54   $ 11.35   $ 11.11   $ 10.99   $  12.04    $  10.99
  Average shares outstanding                  3,486    3,485     3,485     3,482     3,479      3,485       3,473
  Average diluted shares outstanding          3,567    3,565     3,564     3,554     3,543      3,565       3,542

Performance Ratios (%)
  Return on average assets                     1.08     1.15      1.13      0.88      1.17       1.12        1.12
  Return on average equity                    13.63    14.17     13.79     10.54     13.45      13.85       12.85
  Return on average realized equity (2)       13.42    14.02     13.64     10.44     13.41      13.66       12.83
  Net interest margin (3)                      3.88     4.01      4.35      4.17      4.14       4.06        4.16
  Efficiency ratio (4)                         63.0     63.3      64.3      68.5      64.2       63.6        64.5

Asset Quality Ratios (%)
  Net loan charge-offs (recoveries) to
  average loans (5)                            0.10    (0.02)    (0.02)    (0.01)     0.10       0.04        0.05
  Allowance for losses to total loans          0.75     0.75      0.74      0.69      0.68       0.75        0.68
  Nonperforming assets to total loans
   and other real estate                       1.38     1.44      1.03      0.28      1.13       1.38        1.13

Capital Ratios (%)
  Average equity to average assets             7.96     8.12      8.19      8.35      8.67       8.09        8.75
  Tier 1 leverage capital ratio                9.98    10.25      8.84      9.57      9.62       9.98        9.62
  Tier 1 risk-based capital ratio             12.11    12.15     10.65     10.61     11.32      12.11       11.32
  Total risk-based capital ratio              12.81    12.85     11.34     11.26     11.95      12.81       11.95

(1) per share amounts and shares outstanding were adjusted for stock dividends, including the special 5% stock dividend declared on October 10, 2006

(2) excludes accumulated other comprehensive income (loss), principally unrealized gains (losses) on investment securities

(3) net interest income (tax-equivalent) as a percentage of average earning assets

(4) noninterest expense as a percentage of net interest income and noninterest income (tax-equivalent)

(5) quarterly and year-to-date net loan charge-offs (recoveries) are annualized

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